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THE FOLLOWING IS A NEWSLETTER MADE AVAILABLE BY FRITZ COMPANIES, INC. TO
EMPLOYEES BEGINNING APRIL 17, 2001:

THE GLOBALEXCHANGE

UPS/Fritz/UPSGFS Integration Newsletter                            2001, Issue 5



A MESSAGE FROM AL BENKI, FRITZ SENIOR VICE PRESIDENT LATIN AMERICA

When I joined Fritz Companies in 1994, I was convinced that we had an opportunity to create and later to become a leading force in the integrated logistics industry.

This vision was shared by the many entrepreneurs who joined us during our growth period of the early 1990s and many of our customers who became our business partners and participated in our well-known "Shippers' Councils." It was also shared by our people in the field who built successful customer solutions through creativity, resourcefulness, and agility.

Working on the UPS and Fritz integration in Latin America - together with UPS Latin America Integration Manager Tom Pantazis, a UPS veteran of 33 years - I once again sense a rekindling of this vision within our people in each of our units in this region. This feeling is ignited by the opportunities that are apparent as we learn more about each other in this area.

In certain respects, the combination of UPS and Fritz strengths in our region is more complementary than in other parts of the world. Here are some examples:

- Fritz has offices in all but five of the major countries of Latin America (which includes Central and South America, Mexico, and the Caribbean). UPSGFS and UPS Full Service Brokerage have offices in Miami and Puerto Rico.

- UPS/Challenge Air Cargo is building an impressive service network throughout the region. Its business mix requires major support from the forwarding community, and Fritz will be able to play a major role.

- Fritz has a strong Customs Brokerage presence in the region. This should integrate well with the requirements of the core UPS business.

- We have an opportunity to deliver the most complete package of service solutions in the region by blending our product offerings with those of other UPS entities, including but not limited to UPS Capital/Trade Financing, Service Parts Logistics, e-Ventures and others.

- Many of the Fritz managers and field leaders are entrepreneurs by nature. Their counterparts at UPS have a strong orientation toward and experience in process management. Both will be essential as we pursue a growth strategy in a more disciplined environment.

During the integration planning over the past few months, our respective organizations have been positively motivated by their interaction with each other.

Almost without exception, UPS integration team members and executives began their careers at the operational level. All have carried forward into their UPS careers a keen recognition of the value their early UPS experience has meant to their success and to the success of UPS. Integration team members, at all levels, demonstrate a clear understanding that their roles and their corresponding objective is the success of the integration.

                                                           (CONTINUED ON PAGE 3)

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GROWING LATIN AMERICA
From the editor's desk

Keeping with the newsletter's global theme, this issue of THE GLOBALEXCHANGE will feature Latin America and the extensive networks both Fritz and UPS have built in the region over the years.

This issue provides an overview of both UPS and Fritz operations in Latin America and how the two networks should complement each other to serve this thriving market once the two organizations merge.

In 1999, to help UPS serve this important market, the company acquired Challenge Air Cargo -- the leading air cargo company serving Latin America. (See article on Challenge Air on page 3.)

This issue also contains a new feature, "Newsstand." This new section will be an on-going section designed to provide press releases and news about our industries and any important events that will have an impact on our businesses.

I'd also like to take this opportunity to thank each of you who participated in the Integration Assessment survey. Over 7,000 of you participated.

From your responses and comments the integration team will be able to identify issues and trends relating to your work environment, the merger, and the demographics of the workforces.

Survey results are currently being tallied and results will be known in the weeks ahead. Results will be communicated in upcoming issues of THE GLOBALEXCHANGE and individual work group follow-up sessions.

Mark Soutter
Editor

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A GLOBAL POSITION

UPS's role in enabling global commerce has allowed it to reach more than 200 countries and territories worldwide, and the new century indicates continued international growth. This article gives an update on current conditions in the Americas Region.

UPS has been active in the Latin American package delivery market since 1985, when it began service in Puerto Rico. The Americas Region was officially formed in 1989, and today UPS manages five additional "brown" operations in the region
- Argentina, Brazil, Chile, Mexico, and the Virgin Islands. Combined with partnerships with local courier and air delivery companies, UPS provides service to more than 50 Latin American countries and territories.


VITAL SIGNS

The Americas Region comprises countries and territories in Latin America and the Caribbean.

---------------------------------------------------
Established in the Americas:  1989
---------------------------------------------------
Headquarters:  MIAMI, FL
---------------------------------------------------
Volume increase 2000 compared to 1999:
NEARLY 10 PERCENT
(Led by Brazil with a more than 55 PERCENT
volume increase in 2000 compared to 1999)
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Points of Access:  126 (OPERATING CENTERS AND
                   CUSTOMER COUNTERS)
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Employees:  MORE THAN 4,000
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Customers:  MORE THAN 24,000
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Delivery fleet:  MORE THAN 1,000 VEHICLES
---------------------------------------------------
Daily flights Intra Latin America:  199
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FREQUENTLY SHIPPED GOODS TO AND FROM LATIN AMERICA:

-      AUTO PARTS

-      DOCUMENTS

-      ELECTRONICS

-      LEATHER

-      PHARMACEUTICALS

-      SHOES

-      TEXTILES

IMPORT INFLUENCE

Moving in recent years from an agrarian to an industrialized society, Latin America's economy has become mostly import driven, and the region's package import market is estimated at $1.7 billion. Shipments from the United States account for a large percentage of import volume into Mexico and Puerto Rico, making the United States Latin America's largest trading partner. Import volume is more global in Argentina, Brazil, Chile, Colombia, Panama, and Venezuela, with goods from Asia, Europe, and NAFTA countries (United States, Mexico, and Canada) accounting for the majority of imports. Intra-region trade is still strong and is becoming a more significant influence.



THE "SILICON VALLEY" OF CENTRAL AMERICA

Costa Rica serves as a technology corridor for many companies, earning a label as the "Silicon Valley" of Central America, and creating a greater demand for door-to-door express delivery service. UPS's roundtrip flights from Miami primarily serve high-tech companies with operations in Costa Rica.



COMPETITIVE MARKETPLACE

UPS is not the only carrier trying to increase its opportunities in Latin America. To gain market share and build brand awareness, UPS must increase its visibility in key markets, provide excellent service, and work to deliver more international packages.


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A MESSAGE FROM AL BENKI (CONTINUED FROM PAGE 1)

During our recent orientation trip to Argentina, Brazil, and Venezuela, UPS Business Unit Manager David Abney, UPS Integration Finance Manager John Hafferty, and UPS Latin America Integration Manager Tom Pantazis all directed special attention toward addressing the concerns of our people, at all levels. Their efforts during this especially grueling trip (four cities in five days) sent a clear signal of the importance they place on the value and contribution of each individual in achieving a successful integration.

The Fritz structure in the region was developed through more than a dozen business acquisitions, which brought unique skills and capabilities to our Global network. These entrepreneurs, who are still with us, continue to demonstrate their in-depth knowledge of the local market and their continued desire to make our organization the recognized leader in their respective countries.


As we continue to work on the integration, it is clear that the vision to create and become a leading force is once again alive in our region. We know that our success will depend on the effective integration of our respective cultures, a clear and specific market direction, and the ability to develop and execute solutions utilizing the full product portfolio of the combination.

Together with all of our people in the region, I look forward to the challenge.

AL BENKI

ACQUISITION OF CHALLENGE AIR CARGO HELPS UPS REACH LATIN AMERICA

Both Fritz and UPS realized the tremendous business opportunities that lie in Latin America. Due to the region's diverse countries and people, Latin America provides a rich offering of both import and export goods, from the smallest package to the largest ocean or air container.

In 1999, after a long-standing working relationship UPS acquired Challenge Air Cargo, the leading air freight carrier to and from Latin America. Formed in 1978, Challenge Air Cargo is the largest all-cargo airline serving Latin America.

Challenge Air Cargo holds aviation operating rights to virtually every country in Latin America. It currently is operating about 120 flights a week to 16 cities in 13 countries.

Latin America is primarily an air cargo market and the best way to set the stage for express package growth is by serving the cargo market. That's why this acquisition is so important strategically.


ABOUT CHALLENGE AIR CARGO

Challenge offers direct all-cargo service to and from Central and South America via its Miami hub. Additionally, Challenge offers air service connections throughout the United States, Canada, Europe, and Asia.

Challenge operates a fleet of 3 DC-10-40 freighters and two Boeing 757-200F's. Currently, Challenge offers more than 60 scheduled flights a week to Latin America. Destinations include: Brazil, Bolivia, Colombia, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Panama, Peru, Venezuela, Nicaragua and the Dominican Republic. Additionally, Challenge Air Cargo offers charter services upon request.

Challenge was the first all cargo airline ever to be awarded the President's "E" Certificate for "Excellence in Exporting," by the U.S. Department of Commerce.

HEADQUARTERS AND FACILITIES

Challenge Air Cargo employs approximately 1,200 persons, including 700 in the United States and 500 in international locations.

In October 1996, the airline inaugurated its state-of-the-art 165,000-sq.-ft. Air Cargo Center at Miami International Airport, which includes a 26,000-sq. ft. cooler for perishable shipments. The facility also offers bar coding of shipments, which allows for instantaneous tracking of cargo.

IT ALL STARTED WITH FLOWERS

Back in 1978, when the volume of flower exports from South America was growing, Challenge Air Cargo was formed. Challenge's Founder and President, B.F. (Bill) Spohrer, was convinced that success awaited a modern, all-cargo airline that could bring high levels of service to the U.S.-Latin American market.

Challenge began operation between Miami and several points in Central and South America on a charter basis. Later, as trade increased, Challenge developed into a full-fledged scheduled cargo airline.

In the early `80s, the older aircraft were replaced with DC-8-63F and Boeing 707-300C freighters, allowing the airline greater capacities of 18 and 13 pallets, respectively. By 1988, Challenge's annual volume of air cargo exceeded 100 million pounds. Challenge entered the `90s as one of the largest U.S. all-cargo scheduled airlines.


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 "OUR COMPANY"

How are we doing?


At the beginning of each year, UPS Chairman Jim Kelly delivers his vision and the direction for the following year through "Our Company," a video message for UPS employees worldwide. For 2001, Jim presented his message in conjunction with Vice Chairman Mike Eskew in a two-part video.

       Jim spoke about UPS's transformation from a small-package delivery company to a company that enables global commerce across the entire supply chain.

       To complement Jim's vision, Mike explained that UPS created the UPS Logistics Group, UPS Capital, and e-Ventures subsidiaries to fulfill UPS's new role in the world economy.

       At right, read how UPS is fulfilling customers' needs all along the supply chain and, therefore, the "Our Company" vision.


2001: PROGRESS REPORT

So far this year, UPS has realized several achievements that will help the company meet new challenges in enabling global commerce.

-  FORTUNE
In February, Fortune magazine named UPS "America's Most Admired Mail, Package, and Freight Delivery Company" for the 18th year in a row.

-  FIRST INTERNATIONAL BANCORP
UPS's proposed acquisition of First International Bancorp is expected to expand UPS Capital's lending capabilities to small and medium-sized manufacturers, distributors, and wholesalers.

-  FRITZ
UPS's agreement to acquire Fritz Companies, Inc., is expected to join the global freight forwarding, customs brokerage, and logistics services of Fritz with UPS.

-  MAIL BOXES ETC.
UPS has agreed to acquire assets of Mail Boxes Etc. to develop new opportunities in small business services, e-commerce, and financial services. This transaction also should strengthen UPS's physical link to Internet customers and small office/home office owners.

-  CHINA RIGHTS
By winning rights to fly directly into China from the United States, UPS is now able to offer improved transit times and efficiency for customers doing international business in and out of China. The award offers UPS the opportunity to grow business and create additional jobs.


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NEWSSTAND


UPS CELEBRATES INAUGURAL FLIGHT TO PEOPLE'S REPUBLIC OF CHINA

UPS kicked off its direct-to-China air service with a special event at the UPS Ontario International Air Hub in California. The invitation featured traditional Chinese calligraphy hand-lettered by Chinese-American artist Godwin Kou. It translated, "United Parcel China Express Service." At the event, UPS hosted employees, customers, members of the Chinese-American community, and political representatives who supported UPS's application to the Department of Transportation.


HOME DEPOT CHOOSES UPS AS SHIPPER

The Home Depot, the world's largest home improvement retailer, is enhancing its on-line sales program with a catalog of products offered throughout Washington, Oregon, Idaho, Montana, and Arizona and shipped to customers via UPS.

       "This is another step in our long-term strategy to fully integrate the on-line and off-line shopping experience for our customers," says Ron Griffin, Home Depot's Chief Information Officer.

       The approximately 20,000 products offered in the five states are "neighborhood friendly" to the region and conducive for shipping via UPS. The products can be viewed by customers in these states on the Home Depot Web site at www.homedepot.com.


FRITZ COMPANIES IMPLEMENT VALUTECH'S DISBURSEMENT SOLUTION

Fritz has implemented Valutech's ValuPay(C) disbursement solution to centrally control check production with more than 100 sites to be rolled out throughout North America this year

       ValuPay(C) is integrated with Fritz's CODA Financials ERP system to process all types of payments, including freight and tariff charges needed with short notice at remote sites. The ValuPay(C) and CODA integration seamlessly consolidates payment processes and general accounting. Fritz is looking to expand ValuPay's corporate presence to being a worldwide distributed payment system.

       ValuPay(C) will allow the origination of the disbursement centrally and/or remotely, with check production at the desired site. The check will be ready on the spot (together with needed forms) where the funds are needed to clear the freight or tariff charges.


UPS TO ACQUIRE MAIL BOXES ETC.

UPS has agreed to acquire the assets of Mail Boxes Etc (MBE) -- the world's largest franchisor of independently owned and operated business, communication, and shipping centers. The transaction will allow UPS and MBE to develop new opportunities in small business services, e-commerce, and financial services. The acquisition should also strengthen UPS's physical link to a growing segment of Internet consumers, small office/home office owners, and an increasingly mobile, technology-driven society.


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              THANKS FOR HELPING TO MAKE OUR PLACE A TERRIFIC PLACE
                                    TO WORK
                              YOUR OPINION COUNTED

               OVER 7,000 FRITZ AND UPSGFS EMPLOYEES PARTICIPATED
                      IN THE INTEGRATION ASSESSMENT SURVEY

                SURVEY RESPONSES ARE BEING TABULATED AND RESULTS
                            WILL BE PRESENTED IN MAY

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Except for historical information contained herein, the statements made in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, as well as statements relating to regulatory approvals required in connection with the proposed transactions detailed herein, the prospects and financial condition of the combined operations of UPS and Fritz, the ability of the parties to successfully consummate the transaction and integrate the operations of the combined enterprises and other statements relating to future events and financial performance. Such forward-looking statements involve certain risks and uncertainties. Important factors may cause actual results to differ materially from those contained in forward-looking statements. These include the failure of the proposed transaction to be completed for any reason, the competitive environment in which UPS operates, economic and other conditions in the markets in which UPS operates, strikes, work stoppages and slowdowns, governmental regulation, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in operating results and other risks discussed in filings that UPS has made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which discussions are incorporated herein by reference.


UPS and Fritz have filed a joint proxy statement/ prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission. THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION, AND WE URGE INVESTORS TO READ THEM. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. PLEASE READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

       In this document, Fritz Companies makes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations and the Merger. Also, when we use any of the words "believes", "expects", "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of Fritz Companies and the Merger. Such possible events or factors could cause results or performance to differ materially from those expressed in our forward-looking statements and are set forth in Fritz Companies' filings with the United States Securities and Exchange Commission (the "SEC"), which include, without limitation, possible events or factors with respect to the Merger.

       Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.


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